Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES FOURTH QUARTER RESULTS

CLEVELAND (April 28, 2009) – American Greetings Corporation (NYSE: AM) today announced its fourth quarter results for the fiscal quarter ended February 28, 2009.

Fourth Quarter Results

For the fourth quarter of fiscal 2009, the Company reported total revenue of $422.5 million, a pre-tax loss from continuing operations of $67.9 million, and a loss from continuing operations of $50.1 million or $1.13 per share (all per-share amounts assume dilution). For the fourth quarter of fiscal 2008, the Company reported total revenue of $493.2 million, pre-tax income from continuing operations of $12.7 million, and income from continuing operations of $15.6 million or 31 cents per share.

During the fourth quarter of fiscal 2009, the Company recognized non-cash pre-tax goodwill impairment charges of $47.3 million (after-tax of approximately $42.6 million) that reduced earnings per share by 97 cents during the quarter.

In addition, the Company recognized expenses in its licensing business primarily due to changes in market conditions that caused a change in ultimate revenues related to animated video productions of $16.4 million (after-tax of approximately $10.0 million) that reduced earnings per share by 23 cents during the quarter.

The Company recorded a non-cash pre-tax long-lived asset impairment charge within the Retail Operations segment of $1.5 million (after-tax of approximately $0.9 million) that reduced earnings per share by 2 cents during the quarter.

The Company also announced on December 9, 2008, the elimination of approximately 275 positions as part of a cost reduction effort. As a result of those and other position eliminations during the quarter, the Company recognized a pre-tax severance charge of $7.5 million (after-tax of approximately $4.6 million) that reduced earnings per share by 10 cents.

Management Comments and Outlook

Chief Executive Officer Zev Weiss said, “This fiscal year we faced a challenging retail environment as a result of the steep economic downturn. We will continue to be even more vigilant in managing our supply chain and becoming more cost efficient. Our focus on efficiency, we believe, will help us drive a substantial improvement in cash flow next year and we are projecting cash flow from operating activities less capital expenditures to be at least $70 million. We are also excited about the recent acquisitions of Recycled Paper Greetings and the Papyrus brand, and satisfied that the sale of our Carlton Retail stores best positions our Company and those stores for success.”

Financing Activities

Under the Company’s $75 million share repurchase program, during the fourth quarter the Company purchased approximately 4.9 million shares of its common stock for $24.2 million.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

For more than 100 years, American Greetings Corporation (NYSE: AM) has been a manufacturer and retailer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card brands are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods, American Greetings and Plus Mark gift-wrap and boxed cards and DateWorks calendars. American Greetings also has the largest collection of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc. (the Company’s online division). AG Interactive also offers digital photo sharing and personal publishing at PhotoWorks.com and Webshots.com and a one-stop source for online graphics and animations at Kiwee.com. In addition to its product lines, American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.7 billion, and its products can be found in retail outlets domestically and worldwide. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	a weak retail environment and general economic conditions;

•	the ability to successfully integrate acquisitions, including the recent acquisitions of Recycled Paper Greetings and the Papyrus brand;

•	the Company’s ability to successfully complete the proposed sale of the Strawberry Shortcake and Care Bears properties;

•	the Company’s successful transition of the Retail Operations segment to its buyer, Schurman Fine Papers, and the ability to achieve the desired benefits associated with this and other dispositions;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the ability to achieve the desired benefits associated with its cost reduction efforts;

•	competitive terms of sale offered to customers;

•	the Company’s ability to comply with its debt covenants;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the ability to successfully implement, or achieve the desired benefits associated with, any information systems refresh the Company may implement;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, the public’s acceptance of online greetings and other social expression products, and the ability to gain a leadership position in the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF OPERATIONS

FISCAL YEAR ENDED FEBRUARY 28, 2009

(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Net sales	$403,467	$471,875	$1,646,399	$1,730,784
Other revenue	19,052	21,358	44,339	45,667

Total revenue	422,519	493,233	1,690,738	1,776,451

Material, labor and other production costs	223,288	233,262	809,956	780,771
Selling, distribution and marketing expenses	153,818	176,778	618,899	621,478
Administrative and general expenses	55,753	67,261	226,317	246,722
Goodwill and other intangible assets impairment	47,277	—	290,166	—
Other operating income - net	(67)	(518)	(1,396)	(1,325)

Operating (loss) income	(57,550)	16,450	(253,204)	128,805

Interest expense	5,881	5,575	22,854	20,006
Interest income	(447)	(1,903)	(3,282)	(7,758)
Other non-operating expense (income) - net	4,883	67	2,157	(7,411)

(Loss) income from continuing operations before income tax (benefit) expense	(67,867)	12,711	(274,933)	123,968
Income tax (benefit) expense	(17,789)	(2,851)	(47,174)	40,648

(Loss) income from continuing operations	(50,078)	15,562	(227,759)	83,320

Loss from discontinued operations, net of tax	—	—	—	(317)

Net (loss) income	$(50,078)	$15,562	$(227,759)	$83,003

(Loss) earnings per share - basic:
(Loss) income from continuing operations	$(1.13)	$0.31	$(4.89)	$1.54
Loss from discontinued operations	—	—	—	(0.01)

Net (loss) income	$(1.13)	$0.31	$(4.89)	$1.53

(Loss) earnings per share - assuming dilution:
(Loss) income from continuing operations	$(1.13)	$0.31	$(4.89)	$1.53
Loss from discontinued operations	—	—	—	(0.01)

Net (loss) income	$(1.13)	$0.31	$(4.89)	$1.52

Average number of common shares outstanding	44,144,203	50,895,638	46,543,780	54,236,961

Average number of common shares outstanding - assuming dilution	44,144,203	50,972,834	46,543,780	54,506,048

Dividends declared per share	$0.24	$0.10	$0.60	$0.40

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDED FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited)
	February 28, 2009	February 29, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$60,216	$123,500
Trade accounts receivable, net	63,281	61,902
Inventories	203,873	216,671
Deferred and refundable income taxes	71,850	72,280
Prepaid expenses and other	162,175	195,017

Total current assets	561,395	669,370

GOODWILL	26,871	285,072
OTHER ASSETS	368,958	420,219
DEFERRED AND REFUNDABLE INCOME TAXES	178,785	133,762

Property, plant and equipment - at cost	958,081	974,073
Less accumulated depreciation	660,302	678,068

PROPERTY, PLANT AND EQUIPMENT - NET	297,779	296,005

	$1,433,788	$1,804,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$750	$22,690
Accounts payable	117,504	123,713
Accrued liabilities	75,673	79,345
Accrued compensation and benefits	32,198	68,669
Income taxes payable	11,743	29,037
Other current liabilities	105,537	108,867

Total current liabilities	343,405	432,321

LONG-TERM DEBT	389,473	220,618
OTHER LIABILITIES	149,820	181,720
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	21,901	26,358

SHAREHOLDERS’ EQUITY
Common shares - Class A	37,043	45,324
Common shares - Class B	3,499	3,434
Capital in excess of par value	449,085	445,696
Treasury stock	(938,086)	(872,949)
Accumulated other comprehensive (loss) income	(67,278)	21,244
Retained earnings	1,044,926	1,300,662

Total shareholders’ equity	529,189	943,411

	$1,433,788	$1,804,428

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDED FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited) Year Ended
	February 28, 2009	February 29, 2008
OPERATING ACTIVITIES:
Net (loss) income	$(227,759)	$83,003
Loss from discontinued operations	—	317

(Loss) income from continuing operations	(227,759)	83,320
Adjustments to reconcile (loss) income from continuing operations to cash flows from operating activities:
Goodwill and other intangible assets impairment	290,166	—
Net loss on disposal of fixed assets	1,215	961
Depreciation and intangible assets amortization	50,016	48,535
Deferred income taxes	(29,438)	(7,562)
Other non-cash charges	13,735	9,303
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(6,413)	41,758
Inventories	924	(28,456)
Other current assets	17,986	27,970
Deferred costs - net	27,596	53,438
Accounts payable and other liabilities	(67,542)	18,934
Other - net	2,554	(4,664)

Total Cash Flows From Operating Activities	73,040	243,537

INVESTING ACTIVITIES:
Proceeds from sale of short-term investments	—	692,985
Purchases of short-term investments	—	(692,985)
Property, plant and equipment additions	(55,733)	(56,623)
Cash payments for business acquisitions, net of cash acquired	(37,882)	(76,338)
Cash receipts related to discontinued operations	—	4,283
Proceeds from sale of fixed assets	433	3,104
Other - net	(44,153)	—

Total Cash Flows From Investing Activities	(137,335)	(125,574)

FINANCING ACTIVITIES:
Increase in long-term debt	141,500	20,100
Reduction of long-term debt	(22,509)	—
Sale of stock under benefit plans	525	27,156
Purchase of treasury shares	(73,983)	(172,328)
Dividends to shareholders	(22,566)	(21,803)

Total Cash Flows From Financing Activities	22,967	(146,875)

DISCONTINUED OPERATIONS:
Operating cash flows from discontinued operations	—	(59)

Total Cash Flows from Discontinued Operations	—	(59)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(21,956)	7,758

DECREASE IN CASH AND CASH EQUIVALENTS	(63,284)	(21,213)
Cash and Cash Equivalents at Beginning of Year	123,500	144,713

Cash and Cash Equivalents at End of Year	$60,216	$123,500

AMERICAN GREETINGS CORPORATION

FOURTH QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDED FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited)
	Quarter Ended		Year Ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Total Revenue:
North American Social Expression Products	$272,595	$286,948	$1,159,162	$1,187,520
Intersegment items	(9,136)	(13,788)	(57,547)	(57,210)
Exchange rate adjustment	(4,281)	1,178	(6,167)	(668)

Net	259,178	274,338	1,095,448	1,129,642

International Social Expression Products	77,401	92,520	299,830	307,959
Exchange rate adjustment	(19,526)	1,200	(29,103)	3,367

Net	57,875	93,720	270,727	311,326

Retail Operations	64,879	77,348	183,913	198,271
Exchange rate adjustment	(3,813)	605	(5,101)	(922)

Net	61,066	77,953	178,812	197,349

AG Interactive	21,756	22,690	84,254	78,652
Exchange rate adjustment	(551)	62	(841)	63

Net	21,205	22,752	83,413	78,715

Non-reportable segments	23,195	24,522	62,338	59,356

Unallocated	—	(52)	—	63

	$422,519	$493,233	$1,690,738	$1,776,451

Segment (Loss) Earnings:
North American Social Expression Products	$(22,160)	$23,417	$114,395	$220,285
Intersegment items	(6,821)	(10,304)	(42,535)	(42,953)
Exchange rate adjustment	(732)	670	(1,909)	(104)

Net	(29,713)	13,783	69,951	177,228

International Social Expression Products	(1,866)	11,569	(81,616)	24,223
Exchange rate adjustment	(855)	233	3,947	513

Net	(2,721)	11,802	(77,669)	24,736

Retail Operations	549	11,372	(19,123)	(3,772)
Exchange rate adjustment	(148)	(10)	(108)	119

Net	401	11,362	(19,231)	(3,653)

AG Interactive	(259)	(1,909)	(161,503)	6,755
Exchange rate adjustment	(318)	(301)	(188)	(300)

Net	(577)	(2,210)	(161,691)	6,455

Non-reportable segments	(9,816)	1,181	(7,627)	3,779

Unallocated	(24,473)	(23,372)	(76,590)	(84,183)
Exchange rate adjustment	(968)	165	(2,076)	(394)

Net	(25,441)	(23,207)	(78,666)	(84,577)

	$(67,867)	$12,711	$(274,933)	$123,968